Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Third Amendment"), dated as of June 9, 2010, is by and between SILVERLEAF RESORTS, INC., a Texas corporation, having an address of 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 (“Borrower”) and LIBERTY BANK, a Connecticut non stock mutual savings bank, having an office and place of business at 315 Main Street, Middletown, Connecticut 06457 as facility agent and collateral agent (the "Lender").

RECITALS

A.            WHEREAS, pursuant to the terms and subject to the conditions of that certain Loan and Security Agreement, dated as of September 28, 2007, as modified by a Letter Agreement dated November 15, 2007, accepted by Borrower on December 14, 2007, by a First Amendment to Loan Agreement dated as of July 2, 2008, and by a Second Amendment to Loan Agreement dated as of June 1, 2010, by and between Lender and Borrower (such Loan and Security Agreement as so modified and amended, and as amended hereby and as may hereafter be amended, restated, supplemented or modified from time to time, being hereinafter referred to as the "Loan Agreement"), Lender has agreed to make available to Borrower revolving credit facilities in a maximum principal amount of up to $72,500,000.00; and

B.             WHEREAS, Borrower has requested Lender, and Lender has agreed subject to the terms and conditions of this Third Amendment, to further amend certain provisions of the Loan Agreement; and

C.             WHEREAS, in furtherance of the foregoing and to evidence the agreements of the parties hereto, the parties hereto desire to amend the Loan Agreement and to enter into such other agreements as are hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Article 1
Definitions

1.01         Capitalized terms used and not otherwise defined in this Third Amendment shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

Article 2
Amendments to Loan Agreement

The Loan Agreement is hereby amended as follows, such amendments to be deemed effective as of the Third Amendment Effective Date (defined below):

2.01         Amendments to Article I Section 1.1 Definitions.  As of the Third Amendment Effective Date, the following definitions are hereby amended and added as follows:

(A)           Change to Definition of Eligible Notes Receivable Subsections (h) and (v).
(i)	Subsection (h) shall read as follows:

(h)
a cash down payment has been received from Purchaser or the maker, with a FICO Score indicator of 600 or greater in an amount equal to at least ten percent (10%) of the actual purchase price of a one week Interval or in the case of a Purchaser or the maker, with a FICO Score indicator of 500-599 (Purchasers or makers with FICO Score indicators of less than 500 shall not be eligible and Notes Receivable from such individuals shall not be Eligible Notes Receivable) or having no FICO Score, in an amount equal to at least twenty percent (20%) of the actual purchase price of a one week Interval, and Purchaser shall have received no cash or other rebates of any kind;

(ii)	Subsection (v) shall read as follows:

(v)
the applicable Purchaser’s FICO Score is not less than 600, provided that 5% of the outstanding principal balance of all Eligible Notes Receivable may at any time be comprised of Notes Receivable where the applicable Purchaser has no FICO Score indicator, and for a period from the Third Amendment Effective Date to the first day of the seventh (7th) month thereafter 25% of the outstanding principal balance of all Eligible Notes Receivable may at any time be comprised of Notes Receivable where the applicable Purchaser has no FICO Score indicator or a FICO Score of 500-599, but commencing on the first day of the seventh (7th) month after the Third Amendment Effective Date only 15% of the outstanding principal balance of all Eligible Notes Receivable may at any time be comprised of Notes Receivable where the applicable Purchaser has no FICO Score indicator or a FICO Score of 500-599, and at all times from and after the Third Amendment Effective Date, the weighted average FICO Score (measured at the time of funding and at the end of each calendar quarter thereafter) of Eligible Notes Receivable in a funding shall not be less than 650;

(B)           Change to Definition of Final Maturity Date.   The Definition of Final Maturity Date shall become:

 Final Maturity Date means June 9, 2015.

(C)           Change to Definition of Interest Rate.   The Definition of Interest Rate shall become:

 Interest Rate means a variable rate, adjusted as of each LIBO Rate Determination Date, equal to the LIBO Rate, determined as of each LIBO Rate Determination Date, plus five hundred (500) basis points per annum provided however that at no time, for calculation of the Interest Rate, shall the LIBO Rate be less than 1.25% making the minimum Interest Rate due from Borrower to Lender 6.25%.

(D)           Change to Definition of LIBO Rate Determination Date.   The Definition of LIBO Rate Determination Date shall become:

LIBO Rate Determination Date means the first Business Day of each month.  Notwithstanding the foregoing, the initial LIBO Rate Determination Date shall be the Third Amendment Effective Date.

(E)            Change to Definition of Loan Year.   The Definition of Loan Year shall become:

“Loan Year means the period from the Third Amendment Effective Date through the last day of the next full twelve (12) calendar month period and each twelve (12) calendar month period thereafter.

(F)            Change to Definition of Maximum Amount.  The Definition of Maximum Amount shall become:

Maximum Amount means an aggregate amount not to exceed at any time $75,000,000.00 provided that such maximum amount is subject to the restrictions set forth in Section 2.1(a),  Schedule 1.0 and Section 2.1(c) of the Loan Agreement and further provided that the maximum aggregate amount shall not to exceed at any time $40,000,000.00 until such time as a new participating lender or a lender joins the credit by executing a participation agreement or joinder agreement and then only to the extent that such new participating lender or Lender is committed to fund.

(G)           Change to Definition of Revolving Loan Period.  The Definition of Revolving Loan Period shall become:

 Revolving Loan Period means the period commencing with the Third Amendment Effective Date during which the Borrower may borrow, repay and re-borrow Advances and terminating June 9, 2012.

(H)           Addition of Definition of Third Amendment Effective Date. The Definition of Third Amendment Effective Date set forth below shall be added to Article I Section 1.1 of the Loan Agreement in appropriate alphabetical order to read in its entirety as follows:

 Third Amendment Effective Date shall be June 9, 2010.

2.02           Amendments To Section 2 Revolving Loan and Lending Limits.  As of the Third Amendment Effective Date:

(A)           Change to Section 2.1(c) of the Loan Agreement (Maximum Advances). Section 2.1(c) is hereby amended and restated to read in its entirety as follows:

2.1(c)      Maximum Amount of Advances.  Notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to make an Advance of its Pro Rata Percentage thereof hereunder if (i) the aggregate of Advances outstanding would cause the Loan to exceed the lesser of (A) Borrowing Base, (B) the Availability or (C) the Commitment, or (ii) such an Advance would cause the aggregate outstanding principal balance of Liberty Bank’s Commitment retained by Liberty Bank and not participated to other lenders to exceed Forty Million Dollars ($40,000,000); or (iii) such an Advance would cause such Lender or any Participant in such loans to violate any legal lending limit under Section 2.5 hereof or otherwise.

(B)           Change to Section 2.3(c) of the Loan Agreement (Payments).  Section 2.3(c) is hereby amended and restated to read in its entirety as follows:

2.3           Renewal Fee; Origination Fee; Unused Line Fee; and Late Fee.  Borrower shall pay a renewal fee to Agent of one half of one percent (0.50%) of Liberty Bank’s Commitment (i.e. $200,000).  Borrower shall pay an origination fee to Agent of one percent (1.0%) of the Commitment of any lender which executes a participation agreement or a joinder agreement with Agent after the Third Amendment Effective Date (prorated over the number of months remaining in the 24-month borrowing term).  In addition, Borrower shall pay an unused line fee (the “Unused Line Fee”) calculated as of the last day of each calendar month equal to one half of one percent (0.50%) per annum of the difference between (i) the Commitment of all lenders to the Loan Agreement, and (ii) the average outstanding principal balance of the Loan during such month, which Unused Line Fee shall be due and payable by the fifteenth (15th) day of the following calendar month; provided, that the Unused Line Fee will be waived for any calendar month where the average outstanding principal balance of the Loan during such month exceeds Seventy Five Percent (75%) of the Commitment of all lenders to the Loan Agreement.  In addition, Borrower shall, if any installment of interest and/or the payment of principal is not received by Agent within 5 Business Days after the due date thereof, in addition to any other rights or remedies conferred upon Agent pursuant to Section 9 hereof and the other Loan Documents, Agent may elect to assess a late charge of five percent (5%) of the amount of the installment due and unpaid, which such late charge shall be added to the delinquent amount to compensate Agent for the expense of handling the delinquency.  Borrower and Agent agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Agent of such delinquency.  Borrower acknowledges that during the time that any such amount is in default, Agent shall incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the Effective Date of this Agreement and represents a reasonable estimate of the losses Agent shall incur by reason of late payment.  Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix.  Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights and remedies available hereunder.

(C)           Change to Section 2.4(a) of the Loan Agreement (Voluntary Prepayments).
Section 2.4(a) is hereby amended and restated to read in its entirety as follows:

(a)            Voluntary Prepayments.  Except for regular payments of interest and principal as provided hereunder, prepayments (i) shall not be permitted through and including March 8, 2012, but (ii) may be made in whole or in part, upon five (5) days prior written notice to the Agent at any time on or after March 9, 2012 if such payment arises out of a securitization, pooling or similar conduit transaction without payment of a premium or penalty and (iii) may be made in whole or in part, upon five (5) days prior written notice to the Agent at any time after the end of the Revolving Loan Period upon payment of the applicable Prepayment Premium (whether such prepayment results from voluntary payments by Borrower, acceleration, or otherwise); provided, however, that payments or prepayments of Pledged Notes Receivable made by Purchasers who are not directly or indirectly solicited by Borrower to make such prepayment shall not violate this Section (a), and no Prepayment Premium shall be payable as a result of any such payment by Purchasers.

2.03         Amendment of Section 3- Modification of Eligible Notes Receivable.  As of the Third Amendment Effective Date, the following provison of Section 3 of the Loan Agreement is hereby amended and restated to read as follows:

Modification of Eligible Notes Receivable.  Notwithstanding anything herein to the contrary, Borrower shall have the right to modify the interest rate and term only of the Eligible Notes Receivable without Agent’s prior consent, provided that: (i) any such change in the rate of interest on any one or more Eligible Notes Receivable shall not reduce the average interest rate on all Eligible Notes Receivable to less than ten percent (10%) per annum at any time (excluding Eligible Notes Receivable with a lower interest rate pursuant to the SCRA); (ii) the term of no Eligible Notes Receivable shall be increased to a term longer than one hundred twenty (120) months from the date of the first required monthly payment of such Eligible Note Receivable, except that with respect to any Eligible Note Receivable in respect of which one or more monthly payments have been deferred, the term of such Eligible Note Receivable may be extended one month for each such deferred payment provided, however, that in no event shall the term of such Eligible Note Receivable be increased to a term longer than one hundred twenty eight (128) months from the date of the first required monthly payment of such Eligible Note Receivable; (iii) no Eligible Note Receivable is so modified more than once in any twelve (12) month period or more than twice during the term of such Eligible Note Receivable, and (iv) at no time may Borrower so modify the terms of Eligible Notes Receivable constituting more than five percent (5%) of the outstanding principal balance of all Eligible Notes Receivable at any time.

2.04         Amendment of Section 7 Covenants.  As of the Third Amendment Effective Date, the following provisons of Section 7.1 of the Loan Agreement (Affirmative Covenants) are hereby amended, restated and added to read as follows:

(A)           7.1(x)(i) Tangible Net Worth.  Borrower shall, on and after December 31, 2009, at all times have and maintain a Tangible Net Worth of not less than $154,865M plus 50% of aggregate amount of proceeds received by Borrower after December 31, 2009 in connection with each issuance by Borrower of any class or classes of capital stock after December 31, 2009, except for stock issued to retire existing unsecured subordinated debt, plus 50% of the aggregate amount of net income (calculated in accordance with GAAP) of Borrower after December 31, 2009.

(B)           7.1x(vii) Minimum FICO Scores.   Borrower shall not permit, for any calendar quarter, the weighted average FICO Credit Bureau Scores of all of Borrower’s sales, not limited to those resulting in pledged Notes Receivable to Agent, with respect to which a FICO score can be obtained, to be less than 650.

(C)           A new Section 7.1(y) shall be added to read as follows:

7.1(y)       Maintenance of Deposit Account Relationship.  Borrower will, or will cause an Affiliate or one or more homeowner associations, to establish and maintain an aggregate of $250,000 or greater of cleared, demand deposit (or other depository relationship reasonably acceptable to Agent) interest bearing funds in an account with Agent and, commencing on July 1, 2011, Borrower will, or will cause an Affiliate or one or more homeowner associations, to increase the aggregate cleared, demand deposit (or other depository relationship reasonably acceptable to Agent) interest bearing funds account balances maintained with Agent to be not less than $500,000 and, commencing on December 1, 2011, Borrower will, or will cause an Affiliate or one or more homeowner associations, to increase the aggregate cleared, demand deposit (or other depository relationship reasonably acceptable to Agent) interest bearing funds maintained with Agent to not less than $750,000.

2.05         Amendment of Section 12 Notices.  The notice provision in Section 12.1 for Lender shall be changed to:

If to Lender:
Liberty Bank
315 Main Street
Middletown, Connecticut  06457
Attn: David F. Brede, Vice President
Phone No. (860) 343-7436
Fax No.  (860) 343-7439

2.06         Amendments to Schedule 1.0 to Loan Agreement. As of the Third Amendment Effective Date, Schedule 1.0 to the Loan Agreement shall be in the form attached hereto as Schedule 1.0.

2.07         Amendments to Exhibits to Loan Agreement. As of the Third Amendment Effective Date, Exhibits A, B and D to the Loan Agreement are hereby amended to be in the form attached as Exhibits A,  B and D to this Third Amendment.

2.08         Amendment to Promissory Note. As of the Third Amendment Effective Date, the Promissory Note is hereby amended to be in the form attached as Exhibit E.

Article 3
Events of Default

3.01         Acknowledgment of No Existing Events of Default. Borrower hereby acknowledges that, immediately prior to giving effect to this Third Amendment, Borrower has not failed to comply with any provision of the Loan Agreement and knows, after due inquiry and investigation, of no events or conditions, which exist or with the passage of time are or would be or become Events of Default.

Article 4
Conditions

4.01         Conditions to Effectiveness.  The effectiveness of this Third Amendment and the agreements of Lender set forth herein, are subject to the satisfaction of the following conditions precedent, all in form and substance satisfactory to Lender in its sole discretion:

(a)            Lender shall have received each of the following, each in form and substance satisfactory to Lender in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Lender:

(i)             This Third Amendment, duly executed by an authorized officer of Borrower; and

    (ii)            The Second Amended and Restated Promissory Note attached hereto as Exhibit E; and

(iii)           Borrower shall have paid or authorized Lender to charge its loan account for $200,000 in connection with the provisions contained in this Third Amendment; and

(iv)           Borrower shall have furnished to Lender evidence, reasonably satisfactory to Lender, that its bond obligations maturing in April 2010 have been fully paid and retired; and

(v)           All other documents Lender may request with respect to any matter relevant to this Third Amendment or the transactions contemplated hereby.

(b)            The representations and warranties contained herein and in the Loan Agreement and the Schedules and Exhibits thereto and the other documents executed in connection with the Loan Agreement (herein referred to as "Loan Documents"), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(c)            All proceedings taken in connection with the transactions contemplated by this Third Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.

(d)            Borrower shall have paid Lender for all fees, costs and expenses incurred by Lender in preparation and execution of this Third Amendment.

4.02         Conditions to Further Advances.  The following shall have occurred to the reasonable satisfaction of Lender prior to the making of any Advance after the Third Amendment Effective Date:

(a)            Borrower will, or will have caused an Affiliate or one or more homeowner associations, to establish and maintain an aggregate of $250,000 or greater of cleared, demand deposit (or other depository relationship reasonably acceptable to Agent) interest bearing funds in an account with Agent; and

(b)            Borrower shall have obtained from Wells Fargo Bank, in its capacity as Custodian, an acknowledgement that the financing amount recited in the Amended and Restated Custodial and Collateral Agency Agreement (Timeshare Receivables Loan Facility) Silverleaf Resorts, Inc. has increased to up to $75,000,000.

Article 5
Ratifications, Representations and Warranties

5.01         Ratifications. The terms and provisions set forth in this Third Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Third Amendment the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  This Third Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.

5.02         Representations and Warranties.  Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Third Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Organization of Borrower; (b) Borrower has authorized the execution, delivery and performance of this Third Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (f) Borrower has not amended its Articles or Certificate of Incorporation or Bylaws since the date of the Loan Agreement; (g) the execution, delivery and performance of this Third Amendment and the Loan Documents executed in connection herewith by Borrower are within its powers, have been duly authorized, and do not contravene (i) its Articles or Certificate of Incorporation and Bylaws, or (ii) any applicable law; and (h) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Third Amendment or the Loan Documents executed in connection herewith, as applicable, by or against Borrower.

Article 6
Miscellaneous Provisions

6.01         Survival of Representations and Warranties.  All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Third Amendment, shall survive the execution and delivery of this Third Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

6.02         Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

6.03         Severability.  If any term or provision of this Third Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Third Amendment which shall be given effect so far as possible.

6.04         Successors and Assigns.  This Third Amendment is binding upon and shall inure to the benefit of Lender, all future holders of any Note and all Transferees, and each of their respective successors and permitted assigns.  Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

6.05         Counterparts.  This Third Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Third Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.05, and each party to this Third Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Third Amendment.

6.06         Effect of Waiver.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.07         Headings.  The headings, captions, and arrangements used in this Third Amendment are for convenience only and shall not affect the interpretation of this Third Amendment.

6.08         Applicable Law; Waiver of Jury Trial.  THIS THIRD AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

6.11         Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS THIRD AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS THIRD AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

6.12         Release by Borrower.  By execution of this Third Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted.  To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the "Lender Affiliates") of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity or otherwise, asserted or unasserted which against Lender and/or Lender Affiliates they ever had, now have, claim to have or may later have or which any of any Borrower's successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.

IN WITNESS WHEREOF, this Third Amendment To Loan and Security Agreement has been executed and is effective as of the date first above written.

BORROWER:

SILVERLEAF RESORTS, INC., a Texas corporation

By: /S/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr.
Title: Chief Financial Officer

LENDER:

LIBERTY BANK

By: /S/ DAVID F. BREDE
Name: David F. Brede
Title: Vice President

List of Exhibits and Schedules to Agreement Not Filed Herewith:

Schedule 1.0 – Identification of Lenders, Participants and Their Respective Pro Rata Percentage
Exhibit A – Collateral Assignment of Notes Receivable and Interval Mortgages
Exhibit B – Borrowing Base Report
Exhibit D – Borrowers Certificate and Request for Advance
Exhibit E – Second Amended and Restated Promissory Note